Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in the Registration Statement Form S-4 of Spire Global, Inc., of our report dated February 10, 2022 with respect to the consolidated financial statements of exactEarth Ltd. (the “Company”) as at and for the year ended October 31, 2020, included in Exhibit 99.1 on Form 8-K/A of Spire Global, Inc. filed on February 14, 2022.

/s/ Ernst & Young LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

December 6, 2022